EXHIBIT 32.2

CERTIFICATION

I, Gregory A. Wells, Chief Financial Officer of NTS Capital Corporation, the general partner of NTS-Properties Associates VII, the general partner of NTS-Properties VII, Ltd. (the “Partnership”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.	The Annual Report on Form 10-K of the Partnership for the annual period ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Dated: March 26, 2004

/s/ Gregory A. Wells

Chief Financial Officer of NTS Capital Corporation,
General Partner of NTS-Properties Associates VII,
General Partner of NTS-Properties VII, Ltd.

A signed original of this written statement required by Section 906 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.